                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Sterling Construction Company, Inc. (formerly known as Oakhurst Company, Inc.) and subsidiaries on Forms S-8 for the Sterling Construction Company, Inc. 1998 Stock Incentive Plan and the 2001 Stock Incentive Plan of our report dated July 6, 2001, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2002.



/s/ Deloitte & Touche LLP
Pittsburgh, Pennsylvania
March 28, 2003